U.S. SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 20, 2005

                          AMERICHIP INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

          Nevada                          000-33127                              98-0339467
(State or jurisdiction of                                              (I.R.S. Employer Identification
incorporation or organization)      (Commission File Number)                          No.)


    9282 GENERAL DRIVE, SUITE 100, PLYMOUTH, MI                                     48170
    -------------------------------------------                                     -----
    (Address of principal executive offices)                                      (Zip Code)

 Registrant's telephone number, including area code:      (313) 341-1663
                                                          --------------

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On May 25, 2004, the Company entered into a Standby Equity Distribution Agreement and various security and debenture agreements with Cornell Capital Partners LP (hereinafter "Cornell Capital"). As part of its obligation under the agreements, the Company filed a registration statement on Form SB-2 to register the common stock issued to Cornell Capital and the common stock issuable in accordance with the terms of the equity distribution agreement.

     On June 20, 2005, the Company notified Cornell Capital that the Company will not be proceeding with the Standby Equity Distribution Agreement and would not be drawing down any common stock pursuant to the Standby Equity Distribution Agreement. The Board of Directors determined that this action was in the best interest of the shareholders and will prevent any further dilution to the current issued and outstanding shares.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits Furnished.


None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          By:  /s/ Marc Walther
                                          ------------------------------------
                                          Marc Walther
                                          President and Chief Executive Officer
                                          AMERICHIP INTERNATIONAL INC.


Date: June 24, 2005